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                                  Exhibit 23(b)


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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-25269 of First Great-West Life & Annuity Insurance Company of our report dated January 31, 2000, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Condensed Financial Information" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Denver, Colorado

April 3, 2000




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